UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2021

Forest Road Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40181	86-1376005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 310-3722

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	FRXB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	FRXB	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FRXB.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements for Forest Road Acquisition Corp. II, a Delaware corporation (the “Company”), for the three months ended September 30, 2021, the Company’s management, in consultation with its advisors, identified a classification error made in certain of the Company’s previously issued financial statements, arising from the manner in which, as of the closing of the Company’s initial public offering (“IPO”), the Company valued its Class A common stock subject to possible redemption. The Company previously determined the value of such Class A common stock to be equal to the redemption value of such shares of Class A common stock, after taking into consideration the terms of the Company’s Amended and Restated Certificate of Incorporation, under which a redemption cannot result in net tangible assets being less than $5,000,001. The Company’s management determined, after consultation with its advisors, that all of the shares of Class A common stock underlying the units issued in the IPO can be redeemed or become redeemable subject to the occurrence of future events considered to be outside the Company’s control. Therefore, management concluded that the redemption value of the shares of Class A common stock subject to possible redemption should reflect the possible redemption of all shares of Class A common stock.

As a result, the Company noted a classification error related to temporary equity and permanent equity, which it corrected in its condensed financial statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 15, 2021 (“Q3 Form 10-Q”). In the condensed financial statements included in the Q3 Form 10-Q, the Company reclassified the requisite amount of Class A common stock from permanent to temporary equity, with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and shares of Class A common stock, and presented the effects of the revision on the Company’s previously issued financial statements. The Company also revised its earnings per share calculation to allocate net income (loss) pro rata to Class A and Class B common stock. This presentation contemplates an initial business combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company. The Company presented the reclassification in the Q3 Form 10-Q as a revision that did not require the restatement of previously filed financial statements. Subsequent to the filing of the Q3 Form 10-Q, the Company determined that it needed to restate its prior financial statements due to the quantitative materiality of the reclassification. Upon further review, and in consultation with its advisors, the Company determined that the Q3 Form 10-Q should be updated to indicate that the classification error is a restatement and not a revision.

On December 15, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, that the Company’s (i) audited balance sheet as of March 12, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 18, 2021 (the “Post-IPO Balance Sheet”), (ii) unaudited financial statements as of and for the quarter ended March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed on May 24, 2021 and (iii) unaudited financial statements as of and for the quarter ended June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021 ((ii) and (iii) collectively, the “Affected Periods”) should no longer be relied upon due to the classification error described above. As a result, the Company plans to restate the Post-IPO Balance Sheet in a future filing with the Securities and Exchange Commission and its financial statements for the Affected Periods in an amended Q3 Form 10-Q (the “Amended Q3 Form 10-Q”), which the Company intends to file as soon as practicable. The Amended Q3 Form 10-Q will include restatements of the unaudited interim condensed financial statements for the Affected Periods.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in its trust account.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company will describe its remediation plan with respect to such material weakness in the forthcoming Amended Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST ROAD ACQUISITION CORP. II
Dated: December 16, 2021
	By:	/s/ Idan Shani
		Name:	Idan Shani
		Title:	Chief Financial Officer and Secretary